                                  EXHIBIT 32.2

                        CERTIFICATION OF CFO PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Quarterly Report on Form 10-Q of Northstar
Realty Finance Corp. (the "Company") for the quarterly period ended September
30, 2004 as filed with the Securities and Exchange Commission on the date hereof
(the "Report"), Mark E. Chertok, as Chief Financial Officer of the Company,
hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of her knowledge:

         (1) The Report fully complies with the requirements of Section 13(a) or
         15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:    December 30, 2004              By: /s/ Mark E. Chertok
                                            ------------------------------------
                                            Name: Mark E. Chertok
                                            Title: Chief Financial Officer

This certification accompanies the Report pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the
Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 of the
Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.